UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Global Cash Access Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GLOBAL CASH ACCESS HOLDINGS, INC.

Dear Stockholder:

        Please be advised that the Board of Directors of Global Cash Access Holdings, Inc. (the "Company") has revised its proposal for the approval of the 2014 Equity Incentive Plan (the "2014 Plan"), which provides for the issuance by the Company of equity incentives to our directors, officers and employees. As set forth in the original Proposal 3 in the Company's proxy statement dated April 8, 2014 (the "2014 Proxy Statement"), the Company was requesting stockholder approval of the 2014 Plan, which would have, among other things, provided for the issuance of up to 19,370,000 shares under the 2014 Plan (including 15,000,000 new shares and up to 4,370,000 additional shares comprised of (i) the aggregate number of shares of stock anticipated to remain available for the future grant of awards under our predecessor plan immediately prior to its termination; and (ii) the number of shares subject to any option or other award outstanding under the predecessor plan that expires or is forfeited for any reason after the date of the annual meeting).

        The revised Proposal 3 seeks stockholder approval of the 2014 Plan, as revised by the amendment attached to this proxy supplement as Appendix A. The amendment was approved by our Board of Directors on May 5, 2014 and provides for, among other things, the issuance of up to 10,275,000 shares of the Company under the 2014 Plan (including 8,375,000 new shares and up to 1,900,000 additional shares comprised as described above).

        There are no revisions to the 2014 Proxy Statement other than the foregoing changes to Proposal 3 with respect to the revisions to the 2014 Plan, which are included in the amendment attached to this proxy supplement as Appendix A. For a complete summary of the terms of the 2014 Plan, please see the description of the material terms of the 2014 Plan submitted to the stockholders for approval as part of the original Proposal 3 in the 2014 Proxy Statement, including a copy of the 2014 Plan attached as Appendix A to the 2014 Proxy Statement, together with the amendment attached to this proxy supplement as Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 2014 PLAN, AS REVISED BY THE AMENDMENT ATTACHED TO THIS PROXY SUPPLEMENT AS APPENDIX A.

        The 2014 Annual Meeting of Stockholders of the Company will continue to be held at the Company's headquarters located at 7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada 89113, on Thursday, May 15, 2014 at 9:00 a.m., Pacific Daylight Time, for the purpose of considering the proposals set forth in the 2014 Proxy Statement, including the 2014 Plan, as revised by the amendment attached to this proxy supplement as Appendix A.

Proxies

        If you have already submitted a proxy, your vote will count as submitted by you. If you have already submitted a proxy and wish to change your vote, please revoke your proxy by following the procedures described in the proxy statement dated April 8, 2014 and vote again. If you have not yet submitted a proxy, the Board of Directors of the Company urges you to vote by following the procedures described in the 2014 Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2014

A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available and may be viewed at www.proxyvote.com.

The date of this proxy supplement is May 5, 2014.

Appendix A

AMENDMENT TO
GLOBAL CASH ACCESS HOLDINGS, INC.
2014 EQUITY INCENTIVE PLAN

        This Amendment to the 2014 Equity Incentive Plan of Global Cash Access Holdings, Inc. (the "Plan"), is made by Global Cash Access Holdings, Inc. (the "Company"), a Delaware corporation.

WITNESSETH:

        WHEREAS, the Board of Directors has adopted the 2014 Equity Incentive Plan of Global Cash Access Holdings, Inc. (the "Plan"), subject to approval of the stockholders of the Company; and

        WHEREAS, the Board of Directors has approved this amendment to the Plan.

        NOW, THEREFORE, the Plan is amended as follows:

  1.
  Section 4.1 of the Plan is amended by deleting the words "Fifteen Million (15,000,000)" where they appear and inserting in place thereof the words "Eight Million Three Hundred Seventy Five Thousand (8,375,000)".

  2.
  Section 4.2 of the Plan is amended by deleting the words "Four Million Three Hundred Seventy Thousand (4,370,000)" where they appear and inserting in place thereof of the words "One Million Nine Hundred Thousand (1,900,000)".

  3.
  Section 5.3(a) of the Plan is amended by deleting the words "Nineteen Million Three Hundred Seventy Thousand (19,370,000)" where they appear and inserting in place thereof the words "Ten Million Two Hundred Seventy Five Thousand (10,275,000)".

        IN WITNESS WHEREOF, the Company has executed this Amendment this 5th day of May, 2014.

Global Cash Access Holdings, Inc.
By:	/s/ RAM V. CHARY
Name:	Ram V. Chary
Title:	President and CEO

A-1